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                                                                  EXHIBIT 23(d)


                              CONSENT OF COUNSEL

    We consent to the use of the federal tax opinion included as Exhibit 8 to the Registration Statement and to the reference made to us in the Registration Statement and Prospectus forming a part thereof under the caption "Legal Opinions". In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ KRIEG DEVAULT ALEXANDER & CAPEHART

KRIEG DEVAULT ALEXANDER & CAPEHART
Indianapolis, Indiana
November 12, 1997